EXHIBIT 99.7

                              OFFICER'S CERTIFICATE
                    REGARDING ANNUAL STATEMENT OF COMPLIANCE

Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B

     I, W. Anderson Geater, hereby certify that I am a duly appointed Chief Financial Officer of Origen Financial, L.L.C. (the "Servicer") and further certify as follows:

     1. This certification is being made pursuant to the terms of the Servicing Agreement, dated as of September 1, 2004 (the "Servicing Agreement"), among the Servicer, Origen Servicing, Inc., as subservicer, Vanderbilt Mortgage and Finance, Inc., as backup servicer, JPMorgan Chase Bank, as indenture trustee, and Origen Manufactured Housing Contract Trust 2004-B, as issuer.

     2. I have reviewed the activities of the Servicer and the Subservicer during the preceding year and the Servicer's performance (and the Subservicer's performance on the Servicer's behalf) under the Servicing Agreement and to the best of my knowledge, based on such review, each of the Servicer and Subservicer has fulfilled all of its obligations under the Servicing Agreement throughout the year.

Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

Dated: 4-17-06


By: /s/ W. Anderson Geater, Jr.
    ---------------------------------
Name: W. Anderson Geater, Jr.
Title: Chief Financial Officer

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 17, 2006.

     I David C. Daugherty, the Controller of Origen Financial L.L.C., hereby certify that W. Anderson Geater, Jr., is a duly elected, qualified, and acting Chief Financial Officer of Origen Financial L.L.C. and that the signature appearing above is his genuine signature.

     IN WITHNESS WHEREOF, the undersigned has executed this Certificate as of April 17, 2006.


By: /s/ David C. Daugherty
    ---------------------------------
Name: David C. Daugherty
Title: Controller